UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2007

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

383 Colorow Drive

Salt Lake City, Utah 84108

(Address of principal executive offices)

(801) 583-4939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.” On March 14, 2007, we issued a press release announcing our operating results for the fourth quarter and year ended December 31, 2006. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 2.05	Costs Associated with Exit or Disposal Activities.

On March 14, 2007, we announced a plan to restructure the company and reduce our work force from 196 employees to approximately 35 employees by the end of 2007. In conjunction with the reduction in force we are also closing our operations in Toronto, Canada and Salt Lake City, Utah. We determined that the restructuring was necessary in light of the additional clarity that has been reached with respect to the regulatory path forward for PREOS®. After meetings and discussions with the FDA, the regulatory path forward for PREOS® will be longer and require more capital than we initially expected. As a result, we have adopted a strategy to transition the company to an organization that will rely primarily on outsourcing research, development and clinical trial activities, manufacturing operations, as well as other functions critical to our business.

In connection with the restructuring plan, we expect to incur exist costs which include one–time employee termination benefits, site reduction expenses and other associated expenses. With regard to one-time employee termination benefits, we expect to incur total cash charges of approximately $12 million to $14 million plus undetermined stock compensation expenses calculated in accordance with FASB Statement of Financial Accounting Standards No. 123R, Share-Based Payment. We are unable to reasonably determine at this time the estimated total amount or range of amounts for stock compensation expenses, site reduction expenses or other associated expenses. We intend to file an amendment to this Report on Form 8-K within four business days after our determination of the estimates or range of estimates for these other expenses.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b)

On March 14, 2007 we announced that, in connection with our 2007 restructuring plan, Dr. Hunter Jackson, Mr. Joseph Klein, III, and Mr. Santo Costa will not stand for re-election to our board of directors at our annual stockholder meeting on May 22, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2007	NPS PHARMACEUTICALS, INC.

	By:	/s/ KEVIN J. ONTIVEROS
Kevin J. Ontiveros Associate General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by NPS Pharmaceuticals, Inc. on March 14, 2007.